Exhibit 99.1

Rani Therapeutics Reports Third Quarter 2021 Financial Results, Provides Corporate Update

SAN JOSE, Calif., November 15, 2021—Rani Therapeutics Holdings, Inc. (“Rani Therapeutics” or “Rani”) (Nasdaq: RANI), a clinical stage biotherapeutics company focused on the oral delivery of biologics, today reported financial results for the quarter ended September 30, 2021, and provided a corporate update.

“I am pleased with the progress Rani has made since our IPO. As we build a solid foundation for being a successful public company, we are laser focused on creating value and achieving our milestones,” said Talat Imran, Chief Executive Officer of Rani Therapeutics. “Looking ahead, I’m excited about this important and exciting next phase as we prepare for additional clinical studies with the RaniPill™ capsule, including our Phase I study with Parathyroid Hormone planned for 2022.”

Third Quarter 2021 and Subsequent Highlights

•

Completed a GLP 7-day repeat oral administration study. In November 2021, Rani completed a GLP 7-day repeat oral administration study to evaluate the safety and tolerability of RT-102. RT-102 comprises a RaniPill™ capsule containing a Parathyroid Hormone (PTH) payload for the potential treatment or prevention of osteoporosis. The study was designed to assess the gastrointestinal tract for lesions and changes in clinical pathology, while also determining that the drug payload has been successfully delivered via the RaniPill™ capsule. Completion of a GLP study is an important step in moving towards a Phase I study.

•

Expanded Board of Directors; Named Lyn Baranowski to Rani Board. In November 2021, Rani announced the appointment of Lyn Baranowski to its Board of Directors. Ms. Baranowski is a distinguished biotechnology executive with nearly two decades of experience in the industry. She brings a diverse set of knowledge around product portfolios and therapeutic areas as well as deep experience in creating strategic partnerships and executing complex financial transactions ranging from preclinical to commercial assets. Ms. Baranowski currently serves as Chief Operating Officer at Altavant Sciences, Inc., a private biotechnology company. Prior to Altavant, Ms. Baranowski held roles of increasing responsibility at Novartis Pharmaceuticals, Vatera Healthcare, Pearl Therapeutics and Melinta Therapeutics.

•

Added leadership talent. In September 2021, Rani announced the appointment of Eric Groen as General Counsel. Mr. Groen has more than 25 years of experience in managing legal matters in corporate and private practice.

•

Completed IPO; Underwriters exercised green shoe option in full. In August 2021, Rani completed an initial public offering (IPO) of 7,666,667 shares of its Class A common stock, which included the full exercise by the underwriters of their option to purchase an additional 1,000,000 shares at the initial public offering price of $11.00 per share. The full offering provided aggregate gross proceeds of approximately $84.3 million to Rani, before deducting underwriting discounts and commissions and offering expenses.

Third Quarter 2021 Financial Results

•

Cash, cash equivalents and short-term investments as of September 30, 2021 were $129.7 million. Rani expects its cash and cash equivalents balance to be sufficient to fund its operating expenses and capital expenditure requirements at least until the end of 2023.

•

Research and development (R&D) expenses for the three months ended September 30, 2021 were $12.0 million, compared to $2.1 million for the same period in 2020. The increase was primarily attributed to higher compensation and benefits due to the increase in headcount, including $6.6 million of non-cash equity-based compensation expense recognized in connection with the IPO and Organizational Transactions.

•

General and administrative expenses for the three months ended September 30, 2021 were $15.8 million, compared to $0.8 million for the same period in 2020. The increase was primarily attributed to the public company related costs and higher compensation and benefits due to the increase in headcount, including $12.1 million of non-cash equity-based compensation expense recognized in connection with the IPO and Organizational Transactions.

•	Net loss for the three months ended September 30, 2021 was $28.7 million, compared to $2.9 million for the same period in 2020.

About Rani Therapeutics

Rani Therapeutics is a clinical stage biotherapeutics company focused on advancing technologies to enable the development of orally administered biologics. Rani has developed the RaniPill™ capsule, which is a novel, proprietary and patented platform technology, intended to replace subcutaneous injection of biologics with oral dosing. Rani has successfully conducted several preclinical and clinical studies to evaluate safety, tolerability and bioavailability using the RaniPill™ capsule.

Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements include, but are not limited to, statements related to: the progress, timing and results of Rani’s clinical and development programs and any clinical trials, including its planned Phase I study with Parathyroid Hormone (PTH) and its GLP 7-day repeat oral administration study; Rani’s continued growth, ability to create value and achieve milestones; and the strength of Rani’s balance sheet and the adequacy of cash on hand. Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would” or similar expressions, and the negative of those terms. These forward-looking statements are based on Rani’s current beliefs, expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties related to Rani’s ability to successfully develop its product candidates through current and future milestones or regulatory filings on the anticipated timeline, if at all, the therapeutic potential of Rani’s product candidates, the risk that results from preclinical studies or early clinical trials may not be representative of larger clinical trials, the risk that Rani’s product candidates will not be successfully developed or commercialized, risks related to Rani’s dependence on third-parties in connection with its manufacturing, clinical trials and preclinical studies, and the potential impact of COVID-19 on Rani’s clinical and preclinical development timelines and results of operations. For a further list and description of the risks and uncertainties Rani faces, please refer to Rani’s periodic and other filings with the Securities and Exchange Commission (SEC), which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Rani assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact

investors@ranitherapeutics.com

Media Relations Contact

media@ranitherapeutics.com

RANI THERAPEUTICS HOLDINGS, INC

Condensed Consolidated Balance Sheets

(In thousands, except par value)

	September 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$129,743	$73,058
Related party note receivable	—	1,720
Prepaid expenses	2,622	167

Total current assets	132,365	74,945
Property and equipment, net	4,593	4,470

Total assets	$136,958	$79,415

Liabilities, Convertible Preferred Units and Stockholders’ Equity / Members’ Deficit
Current liabilities:
Accounts payable	$1,311	$537
Related party payable	290	145
Accrued expenses	3,649	550
Deferred revenue	—	2,717
Current portion of long-term debt	—	1,359

Total current liabilities	5,250	5,308
Preferred unit warrant liability	—	320
Long-term debt, less current portion	—	2,412

Total liabilities	5,250	8,040
Commitments and contingencies (Note 10)
Convertible preferred units	—	184,714
Stockholders’ equity / members’ deficit:
Common units	—	664
Preferred stock, $0.0001 par value - 20,000 shares authorized; none issued and outstanding as of September 30, 2021	—	—
Class A common stock, $0.0001 par value - 800,000 shares authorized; 19,712 issued and outstanding as of September 30, 2021	2	—
Class B common stock, $0.0001 par value - 40,000 shares authorized; 29,290 issued and outstanding as of September 30, 2021	3	—
Class C common stock, $0.0001 par value - 20,000 shares authorized; none issued and outstanding as of September 30, 2021	—	—
Additional paid-in capital	54,503	—
Accumulated deficit	(3,142)	(114,003)

Total stockholders’ equity attributable to Rani Therapeutics Holdings, Inc. / (members’ deficit)	51,366	(113,339)
Non-controlling interest	80,342	—

Total stockholders’ equity / (members’ deficit)	131,708	(113,339)

Total liabilities, convertible preferred units and stockholders’ equity / (members’ deficit)	$136,958	$79,415

RANI THERAPEUTICS HOLDINGS, INC

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Contract revenue	$—	$108	$2,717	$252
Operating expenses
Research and development	11,959	2,090	19,065	8,708
General and administrative	15,822	845	21,889	3,144

Total operating expenses	$27,781	$2,935	$40,954	$11,852

Loss from operations	(27,781)	(2,827)	(38,237)	(11,600)
Other income (expense), net
Interest income	13	13	73	87
Loss on extinguishment of debt	(700)	—	(700)	—
Interest expense and other, net	(110)	(64)	(467)	(66)
Change in estimated fair value of preferred unit warrant	(85)	—	(371)	655

Loss before income taxes	(28,663)	(2,878)	(39,702)	(10,924)
Income tax expense	(37)	(5)	(81)	(23)

Net loss and comprehensive loss	$(28,700)	$(2,883)	$(39,783)	$(10,947)
Net loss attributable to non-controlling interest	(25,558)	(2,883)	(36,641)	(10,947)

Net loss attributable to Rani Therapeutics Holdings, Inc.	$(3,142)	$—	$(3,142)	$—

Net loss per Class A common share attributable to Rani Therapeutics Holdings, Inc., basic and diluted	$(0.16)		$(0.16)

Weighted-average Class A common shares outstanding—basic and diluted	19,437		19,437